SECURED PROMISSORY NOTE

$287,500.00

January I , 2013

FOR VALUE RECEIVED, the undersigned, MEDYTOX DIAGNOSTICS, INC., a Florida corporation (the "Borrower"), hereby promises to pay to the order of BILL WHITE (the "Holder"), the principal amount of Two Hundred Eighty-Seven Thousand Five Hundred Dollars ($287,500.00) as provided hereunder.

Section 1,

Interest,

A.

Generally. The Borrower promises to pay interest ("Interest") on the outstanding principal amount of this Note at the rate of 0% per annum (the "Interest Rate"), Interest on this Note shall accrue from the date hereof through and until repayment of the principal amount of this Note and payment of all Interest in full and shall be computed on the basis of a 360-day year of twelve 30-day months.

B.

Default Rate of Interest. Notwithstanding the foregoing provisions of this Section 1, but subject to applicable law, any overdue principal of this Note shall bear interest, payable on demand in immediately available funds, for each day from the date payment thereof was due to the date of actual payment, at a rate equal to the sum of the Interest Rate and an additional 2.00% per annum.

C.

No Usurious Interest. In the event that any interest rate(s) provided for in this Section 1 shall be determined to be unlawful, such interest rate(s) shall be computed at the highest rate permitted by applicable law. Any payment by the Borrower of any interest amount in excess of that permitted by law shall be considered a mistake, with the excess being applied to the principal amount of this Note without prepayment premium or penalty; if no such principal amount is outstanding, such excess shall be returned to the Borrower,

Section 2.

Repayment of Principal Amount, The principal amount of this Note shall be paid as follows (provided, that, if on any of the below dates on which a principal payment is to be made hereunder, Alethea Laboratories, Inc. is unable to or restricted from, for any reason, occupying or conducting business in the Premises (as defined in the Stock Purchase Agreement, dated as of the date hereof, to which Holder and Borrower are parties (the "Stock Purchase Agreement")), such principal payment need not be made and the outstanding principal of this Note shall be reduced by the amount of such skipped payment):

$50,000 shall be due and payable on April 1, 2013; $37,500 shall be due and payable on July 1, 2013; $50,000 shall be due and payable on October 1, 2013;

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$50,000 shall be due and payable on January 1, 2014; $50,000 shall be due and payable on April 1, 2014; and

$50,000 shall be due and payable on July 1, 2014 (the "Maturity Date")

All accrued Interest shall be due and payable on the Maturity Date.

Section 3,

Prepayment. This Note may be prepaid, in whole or in part, at any time and from time to time, without premium or penalty.

Section 4,

Payments. The payment or prepayment of any amount under this Note shall be payable in lawful money of the United States of America. Any payment under this Note shall be applied first to accrued interest and second to any principal amount outstanding under this Note.

Section 5.

Security. As collateral security for the payment of this Note, the Borrower hereby pledges, hypothecates, delivers and grants to the Holder a first lien and security interest in the Stock purchased by the Borrower pursuant to the Stock Purchase Agreement. Upon an Event of Default (as hereinafter defined) the Holder may exercise all rights and remedies as may be available under law (including, without limitation, the Uniform Commercial Code).

Section 6.

Events of Default. The occurrence (whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise) and continuation for any reason whatsoever of any of the following events shall constitute an "Event of Default":

(a)

the Borrower fails to make payment of any principal on this Note when the same shall become due and payable within 30 days after Holder's written notice to Borrower giving notice of such non-payment;

(b)

the Borrower fails to make payment of any Interest on this Note provided for hereunder when the same shall become due and payable within 30 days after Holder's written notice to Borrower giving notice of such nonpayment; or

(c)

the Borrower shall (i) discontinue its business in its entirety, (ii) undergo an event of dissolution, (iii) fail to keep in full force and effect its existence as a corporation, (iv) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of it or any of its property, (v) admit in writing its inability to pay its debts as they mature, (vi) make a general assignment for the benefit of creditors, (vii) be adjudicated a bankrupt or insolvent or be the subject of an order for relief under Title 11 of the United States Code or (viii) file a voluntary petition in bankruptcy, or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or corporate action shall be taken for the purpose of effecting any of the foregoing.

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Section 7.

Rights upon Event of Default. If an Event of Default described in Section 6 has occurred, the Holder, at its option, may declare the aggregate principal amount of this Note, together with all accrued and unpaid interest thereon, immediately due and payable (except in the case of an Event of Default under paragraph (c) of Section 6, in which event the aggregate principal amount of this Note, together with all accrued and unpaid interest thereon, shall automatically become due and payable).

Section 8.

Transferability. Holder shall not be entitled to assign, transfer, hypothecate,

pledge or otherwise convey all or any part of this Note.

Section 9.

Miscellaneous.

A.

Unconditional Obligation., Waivers. The obligations of the Borrower to make the payments provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment or adjustment whatsoever. Except as provided herein, the Borrower hereby waives presentment and demand for payment, notice of nonpayment, notice of dishonor, protest, notice of protest, bringing of suit and diligence in taking any action to collect any amount called for under this Note. No waiver of any provision of this Note made by agreement of the Holder and any other person shall constitute a waiver of any other• terms hereof, or otherwise release or discharge the liability of the Borrower under this Note. No failure to exercise and no delay in exercising, on the part of the Holder, any right, power or privilege under this Note shall operate as a waiver thereof nor shall partial exercise of any right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law.

B.

Notices and Addresses.

Any notice, demand, request, waiver, or other

communication under this Note shall be in writing and shall be deemed to have been duly given on the date of service, if personally served or sent by facsimile; on the business day after notice is delivered to a courier or mailed by express mail, if sent by courier delivery service or express mail for next day delivery; and on the third day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered, return receipt requested, postage prepaid and addressed as follows:

To Borrower:

Medytox Diagnostics, Inc.

400 S. Australian Avenue, Suite 800 West Palm Beach, Florida 33401

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With a copy to:

Thomas Cookson, Esq. Akerman Senterfitt

SunTrust International Center

One S.E. Third Avenue, 25th Floor

Miami, Florida 33131

To Holder:

Bill White

7500 Viscount Boulevard, Suite 186 El Paso, Texas 79925

C.

Severability; Binding Effect. Any provision of this Note which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Note or affecting the validity or unenforceability of any of the terms and provisions of this Note in any other jurisdiction. This Note shall be binding upon and inure to the benefit of the parties hereto. Neither this Note nor any rights or obligations hereunder may be assigned by the Borrower or the Holder.

D.

Governing Law. This Note and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided therein or performance shall be governed and interpreted according to the internal laws of the state of Florida, without giving effect to the principles of conflicts of laws thereof. EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN MIAMI-DADE COUNTY, FLORIDA IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE, AS WELL AS TO THE JURISDICTION OF ALL COURTS TO WHICH AN APPEAL MAY BE TAKEN FROM SUCH COURTS,

E.

Amendment, This Note can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Note signed by the Borrower and the Holder

F.

Section Headings. Section headings herein have been inserted for• reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Note.

(Signature on following page)

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IN WITNESS WHEREOF, this Note has been executed and delivered as of the date specified above.

MEDYTOX DIAGNOSTICS, INC.

Name: Title:

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